Exhibit 99.1

NEWS RELEASE

Company contact: Anthony Trunzo FLIR Systems, Inc. (503) 684-3731 www.flir.com	Investor Contact: Neil Berkman Associates (310) 277 - 5162 info@BerkmanAssociates.com

FLIR Systems Announces Fiscal 2005 Earnings and

Revenue Outlook and Two-For-One Stock Split

PORTLAND, Ore. – December 16, 2004 — FLIR Systems, Inc. (NASDAQ:FLIR) today announced its preliminary financial outlook for 2005, and a two-for-one stock split.

The company currently expects net revenue in fiscal 2005 to be in the range of $545 million to $560 million, and net earnings to be in the range of $2.25 to $2.35 per fully diluted share.

Announcement of Two-For-One Stock Split

The Company also announced today that its Board of Directors has approved a two-for-one stock split of its common stock. As a result of the stock split, shareholders will receive one additional share of common stock for every share held on the record date of January 12, 2005.

Upon completion of the split, the number of common shares outstanding will be approximately 78.5 million. The additional shares will be distributed on or about February 2, 2005 by the Company’s transfer agent, Mellon Investor Services. This is the second time that the Company has declared a stock split.

Commenting on both the Company’s financial outlook and the stock split, Earl Lewis, President and CEO of FLIR, stated “I am pleased with the strong growth we have experienced in 2004, and optimistic about the future. Our outlook for 2005 reflects an expected return to more normal growth rates in our Imaging business, and continued strong growth in our Thermography business. We also expect to see improving operating margins as a result of the benefits from our acquisition of Indigo Systems earlier this year.

“As a result of our strong financial results to date and our current stock price, we have also decided to effect a two-for-one stock split. We believe another stock split will further our goal of making FLIR’s stock attractive to the widest range of investors.”

(More)

The Forward Looking Infrared Company

FLIR Systems, Inc. • 16505 SW 72nd Avenue • Portland, OR 97224 • USA

Telephone: +1(800) 322 3731 • www.flir.com

FLIR Systems Announces Preliminary 2005 Outlook

December 16, 2004

Page Two

Forward-Looking Statements

The statements in this release by Earl R. Lewis and the statements regarding 2005 revenue and earnings guidance above are forward-looking statements. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the Company’s continuing compliance with US export control laws and regulations, the timely receipt of export licenses for international shipments, constraints on supplies of critical components, excess or shortage of production capacity, actual purchases under agreements, the continuing eligibility of the Company to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Conference Call

FLIR has scheduled a conference call at 11:00 am EDT today. A simultaneous web cast of the conference call may be accessed online from the Calendar of Events link at the investor relations page of www.FLIR.com. A replay will be available approximately one hour after the web cast at these same Internet addresses. For a telephone replay, dial (800) 633-8284, reservation #21217579 after approximately 1:00 p.m. EDT.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture and marketing of thermal imaging and stabilized camera systems for a wide variety of Thermography and imaging applications including condition monitoring, research and development, manufacturing process control, airborne observation and broadcast, search and rescue, drug interdiction, surveillance and reconnaissance, navigation safety, border and maritime patrol, environmental monitoring and ground-based security. Visit the company’s web site at www.FLIR.com.

The Forward Looking Infrared Company

FLIR Systems, Inc. • 16505 SW 72nd Avenue • Portland, OR 97224 • USA

Telephone: +1(800) 322 3731 • www.flir.com